D'Ancona & Pflaum LLC
111 East Wacker Drive
Suite 2800
Chicago, Illinois 60601

Board of Trustees
The Kenwood Funds
10 South LaSalle Street, Suite 3610
Chicago, Illinois  60603

August 28, 2001

                  Re:      The Kenwood Funds

Dear Ladies and Gentlemen:

     We have acted as counsel to The Kenwood Funds, a Delaware business trust (the "Trust"), in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of beneficial interest of the series of the Trust designated Kenwood Growth & Income (the "Shares") in registration statement number 333-1171 on Form N-1A (the "Registration Statement").

     In this regard, we have examined originals or copies certified or otherwise identified to our satisfaction, of such documents, and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust (the "Trust Agreement") and bylaws of the Trust, actions of the board of trustees of the Trust authorizing the issuance of Shares of the Trust and the Registration Statement.

     Based upon the foregoing examination, we are of the opinion that upon the issuance and delivery of the shares of the Trust in accordance with the Trust Agreement and the actions of the board of trustees authorizing the issuance of the Shares, and the receipt by the Trust of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                                     Very truly yours,

                                                     D'ANCONA & PFLAUM LLC

                                                     By:      /s/ Arthur Don
                                                         -----------------------
                                                          Arthur Don, a Member